EXHIBIT 99.2

                      MASTER LEASE AGREEMENT
                   dated as of June 24, 1996,
                          by and between
              GENERAL ELECTRIC CAPITAL CORPORATION,
        FOR ITSELF AND AS AGENT FOR CERTAIN PARTICIPANTS,
                                   as Lessor
                               and
                             MICRUS,
                                   as Lessee
                      MASTER LEASE AGREEMENT

                        TABLE OF CONTENTS
                                                             Page

I.     LEASING . . . . . . . . . . . . . . . . . . . . . . . .  1

II.    TERM, RENT AND PAYMENT. . . . . . . . . . . . . . . . .  2

III.   TAXES . . . . . . . . . . . . . . . . . . . . . . . . .  2

IV.    LIENS . . . . . . . . . . . . . . . . . . . . . . . . .  3

V.     QUIET ENJOYMENT . . . . . . . . . . . . . . . . . . . .  3

VI.    PERSONAL PROPERTY . . . . . . . . . . . . . . . . . . .  3

VII.   DELIVERY, OPERATION, MAINTENANCE AND REPORTING. .  . .   3

VIII.  RELOCATION. . . . . . . . . . . . . . . . . . . . . . .  4

IX.    MODIFICATIONS . . . . . . . . . . . . . . . . . . . . .  4

X.     SUBSTITUTION OF ITEMS . . . . . . . . . . . . . . . . .  6

XI.    LESSEE ASSIGNMENT AND SUBLEASE. . . . . . . . . . . . .  6

XII.   INSPECTION AND MARKING. . . . . . . . . . . . . . . . .  8

XIII.  STIPULATED LOSS VALUE . . . . . . . . . . . . . . . . .  8

XIV.   LOSS OR DAMAGE. . . . . . . . . . . . . . . . . . . . .  8

XV.    INSURANCE . . . . . . . . . . . . . . . . . . . . . . .  9

XVI.   RETURN OF EQUIPMENT . . . . . . . . . . . . . . . . . .  9

XVII.  LEASE DEFAULT . . . . . . . . . . . . . . . . . . . . .  9

XVIII. LESSOR ASSIGNMENT . . . . . . . . . . . . . . . . . . . 11

XIX.   NET LEASE; NO SET-OFF, ETC. . . . . . . . . . . . . . . 12

XX.    INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . 12

XXI.   DISCLAIMER. . . . . . . . . . . . . . . . . . . . . . . 13

XXII.  REPRESENTATIONS AND WARRANTIES OF LESSEE. . . . . . . . 13

XXIII. OWNERSHIP FOR TAX PURPOSES; GRANT OF SECURITY
INTEREST; USURY SAVINGS  . . . . . . . . . . . . . . . . . . . 14


XXIV.  EARLY TERMINATION . . . . . . . . . . . . . . . . . . . 14

XXV.   END OF BASIC TERM LEASE OPTIONS . . . . . . . . . . . . 16
       (a)  Renewal. . . . . . . . . . . . . . . . . . . . . . 16
       (b)  Return . . . . . . . . . . . . . . . . . . . . . . 16
       (c)  Purchase . . . . . . . . . . . . . . . . . . . . . 17
       (d)  Notice of Election . . . . . . . . . . . . . . . . 18

XXVI.  END OF RENEWAL TERM LEASE OPTIONS . . . . . . . . . . . 18
       (a)  Extension. . . . . . . . . . . . . . . . . . . . . 18
       (b(b)     Return. . . . . . . . . . . . . . . . . . . . 19
       (c)  Purchase . . . . . . . . . . . . . . . . . . . . . 19
       (d)  Notice of Election . . . . . . . . . . . . . . . . 20

XXVII. MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . 20

XXVIII.     CHOICE OF LAW; JURISDICTION. . . . . . . . . . . . 22

XXIX.  CHATTEL PAPER . . . . . . . . . . . . . . . . . . . . . 22

XXX.   SCOPE OF LIABILITY. . . . . . . . . . . . . . . . . . . 23


EXHIBITS

       No. 1 - [Intentionally Omitted]
       No. 2 - Purchase Order and Consent
       No. 3 - [Intentionally Omitted]
       No. 4 - Corporate Guaranty
       No. 5 - IBM Guaranty
       No. 6 - Real Property Waiver
       No. 7 - Bill of SaleMASTER LEASE AGREEMENT


     THIS MASTER LEASE AGREEMENT, dated as of the 24th day of June, 1996 ("Agreement"), between GENERAL ELECTRIC CAPITAL
CORPORATION, FOR ITSELF AND AS AGENT FOR CERTAIN
PARTICIPANTS, with an office at 303 International Circle, Suite 300, Hunt Valley, Maryland 21031 (or its successors and assigns with respec a Schedule (as such term is hereinafter defined), if any, being hereina called a "Lessor" and, collectively with respect to all Schedules, the "Lessors"), and MICRUS, a New York general partnership with its mailing address and chief place of business at 1580 Route 52, P. O. Box 1279, Hopewell Junction, East Fishkill, New York 12533 (hereinafter called "Lessee").


                           WITNESSETH:

I.   LEASING:

     (a) Subject to the terms and conditions set forth below, Lessor a lease to Lessee, and Lessee agrees to lease from Lessor, the equipment ("Equipment") described in Annex A to any schedule hereto ("Schedule"). Terms defined in a Schedule and not otherwise defined herein shall have the meanings ascribed to them in such Schedule.

     (b) The obligation of Lessor to purchase Equipment from the manufacturer or supplier thereof ("Supplier") and to lease the same to Lessee under any Schedule shall be subject to receipt by Lessor, prior Lease Commencement Date (with respect to such Equipment), of each of the following documents in form and substance satisfactory to Lessor:
Schedule relating to the Equipment then to be leased hereunder, (ii) a Purchase Order Assignment and Consent in substantially the form attache hereto as Exhibit No. 2, unless the item of the Equipment (an "Item") s have been delivered, in which case Lessor shall receive a Bill of Sale substantially the form attached hereto as Exhibit No. 7 with respect to Item, (iii) evidence of insurance which complies with the requirements
Section XV, (iv) a Corporate Guaranty in substantially the form attache hereto as Exhibit No. 4 (the "Guaranty"), duly executed by Cirrus Logic Inc. ("Guarantor"), (v) a Real Property Waiver in substantially the fo attached hereto as Exhibit No. 6, duly executed by each holder of an interest in the Location (as such term is hereinafter defined) where t Equipment will be located, (vi) a Certificate of Delivery (in the form Annex F to the applicable Schedule) with respect to such Item, and (vii such other documents as Lessor may reasonably request. As a further condition to such obligations of Lessor, Lessee shall execute and deliv Lessor a Certificate of Acceptance (in the form of Annex B to the applicable Schedule) covering such Equipment (1) concurrently with delivery of such Equipment, which delivery shall occur not later than November 30, 1996 if the purchase order with the Supplier does not provide for a period of testing after delivery; or (2) within sixty (60 after delivery of such Equipment if the purchase order with the Supplie provides for a period of testing after delivery. Lessor hereby appoint Lessee its agent for inspection and acceptance of the Equipment from th Supplier. Upon execution by Lessee of any Certificate of Acceptance, t Equipment described thereon shall be deemed to have been delivered to, and irrevocably accepted by, Lessee for lease hereunder.

     (c) Each funding under this Agreement shall be in an amount not l than Ten Million Dollars ($10,000,000.00) except the last funding which shall cover any residual amount, and there shall be no more than six (6 fundings in the aggregate. The aggregate amount of all fundings under Agreement shall not exceed Sixty Million Dollars ($60,000,000.00). The composition of the Equipment described in Annex A to each Schedule shal reasonably be satisfactory to Lessor.


II.  TERM, RENT AND PAYMENT:

     (a) Lessee's right to use the Equipment shall commence on the dat execution by Lessee of the Certificate of Delivery for such Equipment ("Lease Commencement Date"). The Basic Term Commencement Date shall be, and the rent payable hereunder (the "Rent") shall commence on the first day of the calendar month next following the date that Lessee executes and delivers a Certificate of Acceptance with respect to all o Items of Equipment listed on a Schedule. The term of this Agreement sh be the period specified in the applicable Schedule. If any term is ext the word "Term" shall be deemed to refer to all extended terms, and all provisions of this Agreement shall apply during any extended terms, exc as may be otherwise specifically provided in writing.

(b) Rent shall be paid to Lessor by wire transfer of immediately avail funds to Lessor at: Bankers Trust New York, New York, New York 10006, Account No. 50-202-962, ABA No. 021-001-033, or to such other account as Lessor may direct in writing; and shall be effective upon receipt. Payments of Rent shall be in the amount set forth in, and due in accord with, the provisions of the applicable Schedule. In no event shall any payments be refunded to Lessee.

     (c) Rent hereunder shall be calculated on the basis of an implici determined as the sum of (i) the five (5)-year Treasury Constant Maturi rate as published in The Wall Street Journal in effect on the second Business Day preceding the funding date, plus (ii) one hundred seventy-
(175) basis points.


III. TAXES:

     Lessee shall report (to the extent that it is legally permissible) promptly all taxes, fees and assessments due, imposed, assessed or levi against any Equipment (or the purchase, ownership, delivery, leasing, possession, use or operation thereof), this Agreement (or any rentals o receipts hereunder), any Schedule, Lessor or Lessee by any United State Federal, state or local government or taxing authority during or relate the term of this Agreement, including, without limitation, all license registration fees, and all sales, use, personal property, excise, stamp taxes, imposts, duties and charges, together with any penalties, fines interest thereon, except that Lessee shall have no liability for taxes
(a) by the United States of America or any state or political subdivisi thereof which are on or measured by the net or gross income or net or g receipts of Lessor or which are characterized as franchise, net worth o shareholder's capital taxes or which are expressly in substitution for, relieve Lessor from, any of the foregoing taxes (in each case other tha sales, use, value-added, license, property or similar taxes), (b) by re the fact that Lessor or any Participant (as such term is hereinafter de shall not be an entity organized under the laws of the United States of America or any state thereof, (c) on or in connection with any voluntar transfer, assignment or disposition by Lessor of the Equipment or any p thereof or any interest arising hereunder or under any related document (other than a transfer pursuant to the exercise by Lessor of remedies u this Agreement) or any involuntary transfer, assignment or disposition Lessor of any such item or interest resulting from any bankruptcy or ot proceedings for the relief of debtors involving Lessor, or (d) while Le shall be contesting such taxes (all such taxes, fees and assessments fo which Lessee shall have liability under this Section III being hereinaf called "Taxes"). Lessee shall (i) reimburse Lessor upon receipt of wri request for reimbursement for any Taxes charged to or assessed against Lessor, (ii) on request of Lessor, submit to Lessor written evidence of Lessee's payment of Taxes, (iii) on all reports or returns show the ownership of the Equipment by Lessee, and (iv) on request of Lessor, se a copy thereof to Lessor. Lessor shall give Lessee prompt notice if it receive any claim for Taxes or if it shall determine that any Taxes sha payable and, at the request and expense of Lessee, Lessor shall contest Taxes so long as such contest shall not involve any material risk of forfeiture of the Equipment (unless Lessee shall have provided security against such risk in a manner reasonably satisfactory to Lessor). For purposes of this Section III, the term "Lessor" shall include any perso holds a beneficial interest in Lessor.


IV.  LIENS:

     (a) Lessee shall not directly or indirectly create, incur, assume to exist any lien on or with respect to the Equipment except Permitted Liens. As used herein, "Permitted Liens" shall mean liens which are (i created or permitted by the Agreement, (ii) the rights of any sublessee operator permitted by the terms of this Agreement, (iii) those asserted persons claiming by or through Lessor, (iv) liens for fees, taxes, levi imposts, duties or other governmental charges of any kind which are not delinquent or are being contested in good faith through appropriate proceedings which suspend the collection thereof, (v) liens of mechanic materialmen, laborers, employees or suppliers and similar liens arising operation of law, incurred by Lessee in the ordinary course of business sums that are not yet delinquent or are being contested in good faith through negotiations or through appropriate proceedings which suspend t collection thereof, and (vi) liens arising out of any judgments or awar against Lessee which have been adequately bonded to protect Lessor's interests or with respect to which a stay of execution has been obtaine pending an appeal or proceeding for review.

     (b) Lessee will promptly notify Lessor of any such lien other tha Permitted Liens and, at Lessee's own expense, take such action as may b necessary duly to discharge any such lien other than Permitted Liens.


V.   QUIET ENJOYMENT:

     Notwithstanding any other provision of this Agreement, so long as Material Lease Default shall have occurred and be continuing, as betwee Lessee and Lessor, Lessee shall have the exclusive rights to possession control of all the Equipment and neither Lessor nor any person acting o claiming through Lessor will take any action that shall interfere with peaceful and quiet enjoyment of the use or nonuse of any item of the Equipment (an "Item") by Lessee, and Lessee shall have the right to use not use such Item in its sole discretion (but, in all events, shall be to maintain the Equipment as specified herein). The foregoing is not intended to limit the inspection rights and the rights in connection wi return of the Items granted by Lessee hereunder. As used herein, "Mate Lease Default" shall mean any Lease Default (as hereinafter defined) ot than a Lease Default resulting pursuant to Section XVII(a)(3) of this Agreement.


VI.  PERSONAL PROPERTY:

     Lessee and Lessor agree for the purposes of this Agreement that th Items and every part thereof and title thereto are and shall be conside and shall remain personal and not real property to all persons and for purposes. All Equipment shall at all times remain personal property regardless of the degree of its annexation to any real property and sha by reason of any installation in, or affixation to, real or personal pr become a part thereof.


VII.  DELIVERY, OPERATION, MAINTENANCE AND REPORTING:

     (a) The Equipment shall be shipped directly from the Supplier to Lessee.

     (b)  Lessee shall not use any Item or authorize any third party to
Item in either case, in breach of any applicable laws (other than appli laws as to which noncompliance would not adversely affect the business, operations or properties of Lessee and so long as such noncompliance sh not involve any material danger of the sale, forfeiture or loss of such or the imposition of any criminal liability on Lessor).

     (c) Lessee at its own expense shall at all times during the Term applicable to each Item maintain such Item in accordance with good commercial maintenance standards and practices followed from time to time by Lessee and International Business Machines Corporation ("IBM") in the operation and maintenance of similar kinds of properties owned o leased by it. Lessee shall keep each such Item fit for its intended us good and efficient working order (ordinary wear and tear excepted), and as good condition (ordinary wear and tear excepted) as on the Lease Commencement Date for such Item of Equipment.

     (d) Lessee will promptly report to Lessor in writing if any Item Equipment is lost or damaged where the estimated repair costs would exceed One Hundred Thousand Dollars ($100,000.00) or is otherwise involved in an accident causing serious personal injury or significant property damage.


VIII.  RELOCATION:

     For purposes of this Agreement, the term "Location" shall mean any building or buildings owned and/or operated by Lessee, Guarantor or IBM or any of their solvent subsidiaries, collectively referred to by such a "site". The initial Location for the Equipment leased under this Agreement is the IBM East Fishkill site which incorporates the Hudson Valley Research Park. Lessee may not relocate any of the Items from th initial Location without Lessor's prior written consent (which shall no unreasonably be withheld) unless the following conditions are satisfied

     (a) the Item is relocated to a Location located in the contiguous Continental United States of America and the owner of the Location has provided Lessor with the appropriate landlord waiver;

     (b) Lessee shall have provided Lessor with written notice of the intention to relocate such Items in accordance with the terms hereof at ten (10) Business Days prior to the date such relocation is commenced;

     (c)  no Material Lease Default shall have occurred and be continui

     (d) all reasonable out-of-pocket costs and expenses incurred by L in connection with such relocation shall be paid by Lessee;

     (e)  the Equipment is located at not more than three (3) Locations

     (f) Lessee executes and delivers to Lessor such documents and instruments as reasonably may be required by Lessor in connection with such relocation of the Equipment, including (without limitation) Unifor Commercial Code financing statements to be filed at Lessee's expense.

     If Lessee moves any Item to a different building within a Location promptly thereafter Lessee shall deliver to Lessor an itemization ident the specific building to which such Item was moved.


IX.  MODIFICATIONS:

     (a) Lessee, at its own expense from time to time, may make any modification to any Item that Lessee may deem desirable in the conduct its business if Lessee complies with all applicable laws relating there provided, however, that Lessee shall not have the right to make any suc modification that could materially impair such Item from being operated designed or diminish the value, utility or remaining useful life of suc to an independent third-party user.

     (b)  Title to each modification shall vest as follows:

          (i) in the case of each modification for which Lessor shall provided financing of the cost of such modification effective on the da such modification shall have been incorporated into such Item, Lessor s acquire title to such modification without further act;

          (ii) in the case of each modification for which Lessor shall provided financing of the cost of such modification, Lessee shall retai to such modification; and

          (iii) notwithstanding subparagraph (ii) above, in the cas modifications which remain upon return of the Item to Lessor at the end the Term applicable to an Item so modified, title to such modifications vest in Lessor at the end of the Term applicable to such Item at no cos Lessor and without further action by Lessee; provided, however, that Lessee shall take such actions as reasonably may be required by Lessor evidence the transfer of title.

Immediately upon title to a modification vesting in Lessor pursuant to Paragraph (b)(i) of this Section, such modification shall, without furt become subject to this Agreement and be deemed part of the applicable Item for all purposes. Modifications title to which remains in Lessee pursuant to this Section shall not be deemed a part of the applicable I and shall not be subject to this Agreement.

     (c) Lessee may request Lessor to finance the cost of any modifica "Modification Financing"), on terms acceptable to Lessee and Lessor. Lessor shall comply with any such request subject to the following conditions precedent to Lessor's obligation:

          (i) there shall have been no material adverse change in the and financial condition of Guarantor;

          (ii) no Material Lease Default shall have occurred and be con

          (iii) all governmental actions related to Lessee and the Ite to the modification required to effect the Modification Financing shall been obtained; and

          (iv) such request is approved in writing by General Electrica Corporation and the other Participants, or (if the Schedule with respec the Equipment as to which such modification pertains has then been assigned) the assignee from Lessor, including satisfaction of each such person's underwriting criteria and approval of the proposed modificatio

     (d) Subject to compliance with applicable law and so long as no Material Lease Default shall have occurred and be continuing, if Lessor Lessee cannot agree on the terms of a proposed Modification Financing, Lessee may purchase (upon not less than sixty (60) days' notice to Less on the Rent Payment Date specified in such notice) the Item which was t have been modified at a purchase price equal to the Stipulated Loss Val of such Item computed as of such Rent Payment Date plus any accrued Rent and other charges hereunder due with respect to such Item as of su Rent Payment Date.

     (e) Subject to compliance with applicable law and so long as no Material Lease Default shall have occurred and be continuing, Lessee ma remove, at its own expense, any modification to which Lessee shall have title as provided in Paragraph (b) above; provided, that, unless Lessee have given notice of its desire to purchase such Item, at its own expen prior to the end of the Term applicable to the Item subject to such modification, Lessee shall repair any damage to such Item caused by suc removal, and such Item shall remain in the condition required hereunder


X.   SUBSTITUTION OF ITEMS:

     Provided that no Material Lease Default shall have occurred and be continuing, at Lessee's expense, Lessee may at any time substitute a comparable Item of the Equipment for any Item (a "Substituted Item") in accordance with the terms of this Section. On a quarterly basis, Lesse shall notify each affected Lessor of all substitutions made during the preceding quarter with respect to such Lessors. At such time as the aggregate original Capitalized Lessor's Cost of all Substituted Items ( than Items replaced pursuant to Section XIII(a) hereof) exceeds twenty percent (20%) of the aggregate original Capitalized Lessor's Cost of al Equipment leased hereunder, Lessee's option to substitute additional It shall be subject to the applicable Lessor's prior written consent (whic consent shall not unreasonably be withheld). If Lessee shall elect to substitute an Item of the Equipment pursuant hereto, Lessee shall, at i cost and expense, convey to the applicable Lessor a comparable item of equipment (a "Replacement Item"), free and clear of all liens other tha Permitted Liens, that has at least the value, utility and remaining use and is in as good operating condition as the Substituted Item, assuming the Substituted Item had been maintained in accordance with this Agreement. In addition, Lessee shall pay to such affected Lessors an administrative fee of Three Thousand Dollars ($3,000.00) per notice of substitution (provided, however, that such administrative fee shall not exceed in the aggregate with respect to all Lessors Twelve Thousand Dollars ($12,000.00) per calendar year; and provided, further, however such administrative fee shall be allocated pro rata among the affected Lessors at the sole expense of such Lessors), and Lessee shall execute deliver to Lessor such documents and instruments as reasonably may be required by Lessor in connection with such replacement, including (with limitation) Uniform Commercial Code financing statements to be filed at Lessee's expense. Upon compliance by Lessee with the terms of the two preceding sentences, Lessor will transfer to Lessee, on an AS IS BASIS hereinafter defined) all of Lessor's interest in and to such Substitute Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of such Substituted Item other matters (except that Lessor shall warrant that it has conveyed whatever interest it received in the Substituted Item free and clear of liens or encumbrances created by, through or under Lessor). Lessor sha execute and deliver to Lessee such Uniform Commercial Code Statements of Termination as reasonably may be required in order to terminate any interest of Lessor in and to the Substituted Item. Lessee will be subr to all claims of Lessor, if any, against third parties to the extent th relate to physical damage to or loss of such Substituted Item, and such Substituted Item shall no longer be subject to this Agreement. For all purposes hereof, the Replacement Item so substituted shall after such transfer be part of the property leased hereunder and be an "Item". No substitution shall result in any change in Rent.


XI.  LESSEE ASSIGNMENT AND SUBLEASE:

     (a) Lessee shall have and retain throughout the Term with respect Item control over the operation and use of such Item, and may, so long no Lease Default shall have occurred and be continuing, without the consent of Lessor, assign its interest in this Agreement or sublease, l transfer control of, or permit any other person to use, all or any part Item or Items during the Term, subject to the following terms and conditions:

          (i) Lessee shall remain primarily liable to Lessor for the p of all the terms of this Agreement to the same extent as if such assign sublease or arrangement had not occurred and the Guaranty shall remain full force and effect against Guarantor;

          (ii) such assignment, sublease or arrangement shall be in com with all applicable laws;

          (iii) such assignment, sublease or arrangement as to any not extend beyond the stated Term with respect to such Item as then in effect for such Item, and any rights created thereby in an Item shall b subject and subordinate to this Agreement;

          (iv) such assignment, sublease or arrangement shall not subje Lessor to any regulation by any governmental agency;

          (v) such assignment, sublease or arrangement shall be to Gua or to a solvent affiliate of Lessee, Guarantor or IBM, organized under laws of any state of, and located in, the United States;

          (vi) Lessee shall have given prior written notice to Lessor o assignment, sublease or arrangement;

          (vii) Lessee shall obtain and deliver to Lessor such Unif Commercial Code financing statements executed by the assignee or sublessee and Lessee, as reasonably may be required by Lessor, to be fi at Lessee's expense; and

          (viii) all reasonable costs and expenses (including attorn and expenses) incurred by Lessor in connection with such assignment, sublease or arrangement shall be paid by Lessee.

     Lessee may make any such assignment, sublease or arrangement to a person other than those persons listed above provided such person is organized under the laws of any state of, and located in, the United St and is not a non-profit, tax-exempt entity; and provided further that s assignment, sublease or arrangement complies with subparagraphs (i) through (iv) and (vi) through (viii) above, with Lessor's prior written consent, which consent shall not unreasonably be withheld.

     Notwithstanding the foregoing, if Guarantor, IBM or their subsidia who are partners in Lessee decide to dissolve Lessee, Lessee may assign leasehold interest in this Agreement in its entirety to Guarantor, IBM solvent subsidiary of either thereof, or to a solvent general partnersh which IBM or a solvent subsidiary of IBM is the managing general partne provided, that (1) the Guaranty will survive any such assignment and remains in full force and effect against Guarantor, and (2) subparagrap
(ii), (iii), (iv), (vi) and (vii) above shall be complied with.


     (b) Lessee shall not consolidate or merge into any person or sell transfer, convey or lease all or substantially all its properties or as entirety to any Person, unless:

          (i) the successor entity formed by such consolidation or int is merged or the successor entity that acquires by conveyance, transfer lease all or substantially all its assets as an entirety, shall be orga the laws of the United States of America, a state thereof or the Distri Columbia, shall be authorized under all applicable laws to operate the Equipment and perform its obligations under this Agreement and all rela documents (the "Operative Documents") to the same extent as Lessee and (at Lessee's expense) shall deliver to Lessor an opinion of counsel reasonably satisfactory in form and substance to the effect that the obligations of Lessee hereunder have been assumed by the successor enti by operation of law without any further act by such successor entity, o agreement in form and substance reasonably satisfactory to Lessor containing an assumption by such successor entity of the due and punctu performance of each covenant and condition of the Operative Documents t be performed or observed by Lessee;

          (ii) immediately after giving effect to such transaction, no Lease Default shall have occurred and be continuing; and

          (iii) the Guaranty shall remain in full force and effect Guarantor and applicable to the successor.

Upon any such consolidation or merger, or any sale, conveyance, transfe or lease of substantially all the assets of Lessee in accordance with t Section, the successor entity formed by such consolidation or into whic Lessee shall be merged or to which such sale, conveyance, transfer or l shall be made, shall succeed to, and be substituted for, and may exerci every right and power and shall be subject to, each and every obligatio Lessee under the Operative Documents to which it is a party with the sa effect as if such successor corporation had been named as Lessee therei

     (c) The dissolution of Lessee shall not cause this Agreement to terminate, or otherwise constitute a Lease Default, so long as, prior t effective date of such dissolution, Lessee shall have complied with Paragraph (b) of this Section (whereupon the assignee of Lessee's right thereunder shall become Lessee for all purposes hereunder and under the other Operative Documents).


XII.  INSPECTION AND MARKING:

     Subject to Lessee's reasonable standard security procedures and operational requirements), during the normal business hours of Lessee, Lessor may (at its own expense), upon reasonable prior notice, inspect Equipment. Lessee shall affix to any Item, according to Lessor's instructions, any reasonable identifying labels, plates or tags supplie Lessor which do not interfere with such Item's operation.


XIII.     STIPULATED LOSS VALUE:

     Lessee shall promptly and fully notify Lessor in writing if any It Equipment shall be or become, lost, stolen, destroyed, irreparably dama in the determination of Lessee, or permanently rendered unfit for use f any cause whatsoever (such occurrences being hereinafter called "Casual Occurrences"). On the Rent Payment Date next succeeding a Casualty Occurrence (the "Payment Date"), Lessee shall either (as selected by Lessee):

     (a) replace the Item of Equipment having suffered the Casualty Occurrence as provided in Section X hereof; or

     (b) pay Lessor the sum of (x) the Stipulated Loss Value of such I calculated in accordance with Annex C to the applicable Schedule as of Rent Payment Date next following such Casualty Occurrence ("Calculation Date"); and (y) all Rent and other amounts which are due hereunder as o such Rent Payment Date. Upon payment of all sums due hereunder, the term of this lease as to such Item shall terminate and (except in the c of the loss, theft or complete destruction of such unit, or (ii) where insurer requires possession of the damaged unit), Lessee shall be entit recover possession of such unit.


XIV. LOSS OR DAMAGE:

     Lessee hereby assumes and shall bear the entire risk of any loss, damage to, or destruction of, any Item of Equipment from any cause whatsoever from the Lease Commencement Date.


XV.  INSURANCE:

     Lessee agrees, at its own expense, to keep all Equipment insured f such amounts as specified in Paragraph D of the Equipment Schedule and against such hazards as Lessor may require, including, but not limited insurance for damage to or loss of such Equipment and liability coverag for personal injuries, death or property damage, with Lessor named as additional insured and with a loss payable clause in favor of Lessor, a interest may appear, with respect to all losses in excess of One Hundre Thousand Dollars ($100,000.00), irrespective of any breach of warranty other act or omission of Lessee. Such policies may include such deductibles or self-insured retentions as are acceptable to Lessor. Al policies shall be with companies, and on terms, reasonably satisfactory Lessor. Lessee agrees to deliver to Lessor evidence of insurance satisfactory to Lessor and, upon Lessor's determination that such insur is satisfactory to it, Lessor shall certify to Lessee that such insuran satisfactory to Lessor. No insurance shall be subject to any co-insura clause. During the existence of a Lease Default hereunder, Lessee here appoints Lessor as Lessee's attorney-in-fact to make proof of loss and for insurance, and to make adjustments with insurers and to receive payment of and execute or endorse all documents, checks or drafts in connection with payments made as a result of such insurance policies. expense of Lessor in adjusting or collecting insurance shall be borne b Lessee. Lessee will not make adjustments with insurers except (i) with respect to claims for damage to any Item of Equipment where the repair costs do not exceed One Hundred Thousand Dollars ($100,000.00), or (ii) with Lessor's written consent. Said policies shall provide that the in may not be altered or cancelled by the insurer until after thirty (30) written notice to Lessor. Lessee may, at its option, apply proceeds of insurance not in excess of One Hundred Thousand Dollars ($100,000.00), in whole or in part, to (i) repair or replace Equipment or any portion thereof, or (ii) satisfy any obligation of Lessee to Lessor hereunder. Provided that no Material Lease Default shall then have occurred and be continuing, Lessor shall apply proceeds of insurance in excess of One Hundred Thousand Dollars ($100,000.00), in whole or in part, as elected Lessee pursuant to Section XIII hereof, to (i) repair or replace Equipm any portion thereof, or (ii) satisfy any obligation of Lessee to Lessor hereunder.


XVI. RETURN OF EQUIPMENT:

     Upon any expiration or termination of this Agreement or any Schedu unless Lessee shall have exercised its early termination option pursuan
Section XXIV hereof, or its extension option pursuant to Section XXVI(a hereof, or its renewal option pursuant to Section XXV(a), hereof, or it purchase option pursuant to Section XXV(c) or Section XXVI(c) hereof, Lessee shall promptly, at its own cost and expense: (i) perform any te and repairs required to place the affected Items of Equipment in the sa condition and appearance as when received by Lessee (ordinary wear and tear excepted) and in good working order for their originally intended purpose; (ii) if deinstallation, disassembly or crating is required, ca Items to be deinstalled, disassembled and crated by qualified personnel Lessee or IBM, or by an authorized manufacturer's representative or suc other service person as is satisfactory to Lessor; and (iii) within ten days after such expiration or termination, ship such Items, free and cl all liens and encumbrances, to a location within the forty-eight (48) contiguous continental United States as Lessor shall direct; and Lessee provide, at its expense, transit insurance payable to Lessor for the Equipment in the amount of the then Stipulated Loss Value of the Equipment.


XVII.     LEASE DEFAULT:

     (a) Each Lessor may in writing declare this Agreement in default respect to the Equipment listed on a Schedule of such Lessor ("Lease Default") if: (1) Lessee breaches its obligation to pay Rent to the app Lessor when due hereunder with respect to such Equipment and fails to cure the breach within ten (10) days; (2) Lessee breaches its obligatio pay to the applicable Lessor any sum (other than Rent) when due hereund and fails to cure that breach within five (5) days after written notice
(3) Lessee breaches any of its insurance obligations with respect to th applicable Equipment under Section XV; (4) Lessee breaches any of its other obligations hereunder with respect to the applicable Equipment an fails to cure that breach within thirty (30) days after written notice provided, however, that if (A) such breach is curable, (B) such breach cannot be remedied within the thirty (30) day period, (C) Lessee commences reasonable efforts to effect such remedy within the thirty (3 day period and diligently pursues such efforts, and (D) such breach doe involve any substantial danger of the sale, forfeiture or loss of the applicable Equipment or of Lessor's interest therein, then Lessee shall an additional period of sixty (60) days to effect such remedy); (5) any representation or warranty made by Lessee in connection with this Agreement shall be false or misleading when made in any material respec
(6) Lessee becomes insolvent or ceases to do business as a going concer (unless the provisions of Section XI(c) hereof are satisfied); (7) any applicable Equipment is illegally used; (8) a petition is filed by Less under any bankruptcy or insolvency laws; (9) a petition is filed agains Lessee under any bankruptcy or insolvency laws and is not dismissed within sixty (60) days; (10) Lessee shall have terminated its existence general partnership, consolidated with, merged into, or conveyed or lea substantially all of its assets as an entirety to any person (such acti referred to as an "Event"), unless the provisions of Section XI hereof satisfied or not less than sixty (60) days prior to such Event: (x) su person is organized and existing under the laws of the United States or state, and executes and delivers to Lessor an agreement containing an effective assumption by such person of the due and punctual performance of this Lease with respect to the applicable Equipment; and (y) Lessor reasonably satisfied as to the creditworthiness of such person; or (11) subject to the provisions set forth in Paragraph (b) of this Section, t occurs a default under Section 6(b)(2) of the Guaranty.

     (b) Each Lessor shall provide written notice to IBM upon the occurrence of a default under Section 6(b)(2) of the Guaranty and, for period of thirty (30) days after the giving of such notice (the "30-day Period"), if no other Material Lease Default has then occurred and is continuing such Lessor shall not declare this Agreement to be in defaul result of such occurrence and shall not exercise any remedies hereunder result of such occurrence, provided that all Rent and other payments becoming due hereunder are paid as and when due during such 30-day Period. Prior to the expiration of such 30-day Period, IBM may (at its discretion): (1) cause to be delivered to such Lessor an irrevocable l credit (in form and substance satisfactory to Lessor) issued by a natio bank acceptable to Lessor in an amount equal to the Rent becoming due during the next succeeding ninety (90) day period (the "Subsequent Rent or (2) deliver to such Lessor a written guaranty of IBM, in substantial form attached hereto as Exhibit No. 5, guaranteeing the payment as and when due of the Subsequent Rent. If IBM timely provides the required letter of credit or guaranty, for an additional ninety (90) days after original 30-day Period, if no other Material Lease Default has then occ and is continuing, such Lessor shall not declare this Agreement to be i default as a result of such occurrence and shall not exercise any remed hereunder as a result of such occurrence. Upon the expiration of such subsequent ninety (90) day period, unless IBM has (i) delivered to such Lessor a written guaranty of IBM, in substantially the form attached he as Exhibit No. 5, (ii) purchased all the Equipment with respect to such Lessor for its then Stipulated Loss Value, plus all unpaid Rent and oth amounts due hereunder, (iii) received an assignment of all right, title interest and obligations of Lessee in, under and pursuant to this Agree and IBM has accepted such assignment and assumed such obligations, or
(iv) taken such other action acceptable to such Lessor (in its sole discretion), then such Lessor may exercise all rights and remedies hereunder.

     (c) After a Lease Default has occurred and is continuing, Lessee upon demand, forthwith pay to each affected Lessor (i) as liquidated damages for loss of a bargain and not as a penalty, the Termination Val of the Equipment (calculated as of the Rent Payment Date next preceding the declaration of Lease Default), and (ii) all Rent and other sums the having become due hereunder; and upon payment of such sums and all other costs, charges and expenses incurred by such Lessor (including attorney's fees and expenses) as a result of the occurrence of Lease De Lessor will transfer to Lessee, on an AS IS BASIS (as hereinafter defin all of Lessor's interest in and to the Equipment (and Lessor shall not required to make and may specifically disclaim any representation or warranty as to the condition of the Equipment and other matters, except Lessor shall warrant that it has conveyed whatever interest it received Equipment free and clear of any lien or encumbrance created by, through under Lessor), and Lessor shall execute and deliver to Lessee such Unif Commercial Code Statements of Termination as reasonably may be required in order to terminate any interest of Lessor in and to the Equipment. If Lessee fails to pay the amounts specified in the precedi sentence, then, at the request of such Lessor, Lessee shall comply with provisions of Section XVI hereof. Lessee hereby authorizes Lessor to enter, with or without legal process, any premises where any Equipment located and take possession thereof. Lessor may, but shall not be requ to, sell Equipment at private or public sale, in bulk or in parcels, wi without notice, and without having the Equipment present at the place o sale; or Lessor may, but shall not be required to, lease, otherwise dis or keep idle all or part of the Equipment. The proceeds of sale, lease other disposition, if any, shall be applied in the following order of p
(1) to pay all of such Lessor's costs, charges and expenses incurred in taking, removing, holding, repairing and selling, leasing or otherwise disposing of Equipment; then, (2) to the extent not previously paid by Lessee, to pay such Lessor all sums due from Lessee hereunder; then (3) reimburse to Lessee any sums previously paid by Lessee as liquidated damages; and (4) any surplus shall be paid to Lessee. Subject to the limitations set forth in Article XXX hereof, Lessee shall pay any defic in clauses (1) and (2) forthwith.

     (d) The foregoing remedies are cumulative, and any or all thereof be exercised in lieu of or in addition to each other or any remedies at equity, or under statute. Lessee waives notice of sale or other dispos (and the time and place thereof), and the manner and place of any advertising. If permitted by law, Lessee shall pay reasonable attorney actually incurred by such Lessor in enforcing the provisions of this Le and any ancillary documents. Waiver of any default shall not be a waiv of any other or subsequent default.



XVIII.    LESSOR ASSIGNMENT:

     (a) Lessor may not, without the consent of Lessee (which consent not unreasonably be withheld, delayed or conditioned; provided, however any such assignee shall qualify as a Transferee (as such term is herein defined)), assign this Agreement or any Schedule, or the right to enter any Schedule. Lessor shall act as the fiscal agent for any assignee un Lease Default has then occurred hereunder, in which case such assignee may act directly hereunder. Lessee agrees to confirm in writing receip notice of an approved assignment with respect to a Schedule (in whole, not in part) as reasonably may be requested by assignee. Lessee hereby waives and agrees not to assert against any such assignee any defense, off, recoupment, claim or counterclaim which Lessee has or may at any time have against Lessor or any other person for any reason whatsoever.

     (b) Lessee acknowledges that it has been advised that the interes Lessor in this Agreement, the Equipment Schedules, related instruments and documents and/or the Equipment may be conveyed to, in whole or in part, certain third parties (each being herein referred to as a "Parti and, collectively, as the "Participants") without the consent of Lessee "Syndication"). Lessee agrees reasonably to cooperate with Lessor in connection with the Syndication, including the execution and delivery o such other documents, instruments, notices, opinions, certificates and acknowledgements as reasonably may be required by Lessor or such Participant; provided, however, in no event shall Lessee be required to consent to any change that would adversely affect any of the terms of t transactions contemplated herein; and provided further, however, that Lessor shall be responsible for its own costs and expenses incurred in connection with the Syndication. Each Participant shall be required to comply with the provisions of Section V hereof and qualify as a Transfe

     (c) Each Lessor and each Participant agrees that it will not adve publish the fact that it has furnished financing to, or otherwise enter the transactions contemplated hereby with Lessee, Guarantor or IBM without first obtaining the written consent of such person. Notwithsta any other provision of any Operative Document, Lessors and the Participants will not have any right to use any trademark or trade name or otherwise refer to Lessee, Guarantor or IBM in any promotion or publication without first obtaining the written consent of such person.

     (d) A Participant may at any time assign any or all of its rights obligations, title and interest as such Participant to any Transferee w
(5) Business Days' notice to Lessor, Lessee, Guarantor and IBM Credit Corporation. As used herein, "Transferee" shall mean a corporation, ba insurance company, trust company or national banking association, or an affiliate of any thereof, incorporated or doing business under the laws United States or one of the states thereof, having at the time of trans consolidated net worth or combined capital and surplus of at least $20,000,000.00, which is not a direct competitor of or then in litigati adverse to Lessee, Guarantor, IBM or IBM Credit Corporation.

     (e) Subject always to the foregoing and to Section XI hereof, thi Agreement inures to the benefit of, and is binding upon, the successors assigns of the parties hereto.


XIX. NET LEASE; NO SET-OFF, ETC.:

     This Agreement is a net lease. Lessee's obligation to pay Rent an amounts due hereunder shall be absolute and unconditional. Lessee shal not be entitled to any abatement or reductions of, or set-offs against, Rent or other amounts, including, without limitation, those arising or allegedly arising out of claims (present or future, alleged or actual, including claims arising out of strict liability in tort or negligence of Lessee against Lessor under this Agreement or otherwise. This Agreement shall not terminate and the obligations of Lessee shall not b affected by reason of any defect in or damage to, or loss of possession or destruction of, any Equipment from whatsoever cause. It is the inte of the parties that Rents and other amounts due hereunder shall continu be payable in all events in the manner and at the times set forth herei unless the obligation to do so shall have been terminated pursuant to t express terms hereof.


XX.  INDEMNIFICATION:

     (a) Lessee hereby agrees to indemnify, save and keep harmless Les the Participants, their agents, employees, successors and assigns, from against any and all damages, penalties, injuries, claims, actions and s (including legal and other expenses), of whatsoever kind and nature, in contract or tort, except as to taxes which are covered in Section III h only (provided, however, that each such party is liable for its own gro negligence or willful misconduct and shall not be indemnified hereunder a result thereof) (and including, but not limited to, Lessor's strict l tort), arising out of (i) the selection, manufacture, purchase, accepta rejection of Equipment, the ownership of Equipment during the term of t Agreement, and the delivery, lease, possession, maintenance, uses, condition, return or operation of Equipment (including, without limitat latent and other defects, whether or not discoverable by Lessor or Less and any claim for patent, trademark or copyright infringement or environmental damage), or (ii) any claim by a third party attributable maintenance or use of such Item by Lessee, any sublessee or employees o Lessee. Lessee shall, upon request, defend any actions based on, or ar out of, any of the foregoing.

     (b) All of Lessor's and the Participants' rights, privileges and indemnities contained in this Section XX shall survive the expiration o other termination of this Agreement, and the rights, privileges and indemnities contained herein are expressly made for the benefit of, and shall be enforceable by Lessor, the Participants, and its and their suc and assigns.


XXI. DISCLAIMER:

     LESSEE ACKNOWLEDGES THAT IT HAS SELECTED THE
EQUIPMENT WITHOUT ANY ASSISTANCE FROM LESSOR, ITS
AGENTS OR EMPLOYEES.  LESSOR DOES NOT MAKE, HAS NOT
MADE, NOR SHALL BE DEEMED TO MAKE OR HAVE MADE, ANY
WARRANTY OR REPRESENTATION, EITHER EXPRESS OR
IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE
EQUIPMENT LEASED HEREUNDER OR ANY COMPONENT
THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY
AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY
OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY,
FITNESS FOR ANY PURPOSE, USE OR OPERATION, SAFETY,
PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR
(EXCEPT AS EXPRESSLY PROVIDED HEREIN) TITLE. All such risks, as between Lessor and Lessee, are to be borne by Lessee. Without limit the foregoing, Lessor shall have no responsibility or liability to Less any other person with respect to any of the following: (i) any liabili or damage caused or alleged to be caused directly or indirectly by any Equipment, any inadequacy thereof, any deficiency or defect (latent or otherwise) therein, or any other circumstance in connection therewith; the use, operation or performance of any Equipment or any risks relatin thereto; (iii) any interruption of service, loss of business or anticip profits or consequential damages; or (iv) the delivery, operation, serv maintenance, repair, improvement or replacement of any Equipment. If, and so long as, no default exists under this Lease, Lessee shall be, an hereby is, authorized during the term of this Lease to assert and enfor Lessee's sole cost and expense, from time to time, in the name of and f the account of Lessor and/or Lessee, as their interests may appear, wha claims and rights Lessor may have against any Supplier of the Equipment


XXII.     REPRESENTATIONS AND WARRANTIES OF LESSEE:

     Lessee hereby represents and warrants to Lessor that on the date h and on the date of execution of each Schedule:

     (a) Lessee has adequate power and capacity to enter into, and per under, this Agreement and all related documents (together, the "Documents") and is duly qualified to do business wherever necessary to carry on its present business and operations, including the jurisdictio where the Equipment is or is to be located, where the failure to be so qualified would have a material adverse effect.

     (b) The Documents have been duly authorized, executed and deliver by Lessee and constitute valid, legal and binding agreements, enforceab accordance with their terms, except to the extent that the enforcement remedies therein provided may be limited under applicable bankruptcy an insolvency laws and equitable principles.

     (c) No approval, consent or withholding of objections is required any governmental authority or instrumentality with respect to the entry or performance by Lessee of the Documents except such as have already been obtained.

     (d) The entry into and performance by Lessee of the Documents wil not: (i) violate any judgment, order, law or regulation applicable to or any provision of that certain Partnership Agreement dated as of September 30, 1994, between Cirel Inc. and MiCrus Holdings, Inc.; or (i result in any breach of, constitute a default under or result in the cr any lien, charge, security interest or other encumbrance upon any Equipment pursuant to any indenture, mortgage, deed of trust, bank loan credit agreement or other instrument (other than this Agreement) to whi Lessee is a party.

     (e) There are no suits or proceedings pending or (to Lessee's knowledge) threatened in court or before any commission, board or other administrative agency against or affecting Lessee, which will have a material adverse effect on the ability of Lessee to fulfill its obligat under this Agreement.

     (f) Lessee is a general partnership duly organized and will be at times validly existing under the laws of the State specified in the fir sentence of this Agreement (except in accordance with the provisions of Section XI(c) hereof). Cirel Inc. and MiCrus Holdings, Inc. are the so general partners of Lessee.

     (g) The Equipment will at all times be used for commercial or bus purposes.


XXIII.    OWNERSHIP FOR TAX PURPOSES; GRANT OF SECURITY
INTEREST; USURY SAVINGS:

     (a) For Federal, state and local income tax purposes, Lessor will Lessee as the owner of the Equipment. Accordingly, Lessor will not cla any tax benefits available to an owner of the Equipment.

     (b) In order to secure the prompt payment of the Rent and all of other amounts from time to time outstanding under and with respect to t Schedules, and the performance and observance by Lessee of all the agreements, covenants and provisions thereof (including, without limitation, all of the agreements, covenants and provisions of this Agreement, which are incorporated therein by reference), Lessee hereby grants to Lessor a first priority security interest in (i) the Equipmen under the Schedules and any and all substitutions, replacements or exchanges therefor, and (ii) (other than modifications, additions, attachments, accessories and accessions thereto made pursuant to Sectio XI (b)(ii) hereof) modifications, additions, attachments, accessions an accessories thereto, made pursuant to the terms hereof, in which Lessee shall from time to time acquire an interest, and any and all insurance other proceeds (but without power of sale) of the property in and again which a security interest is granted hereunder.

     (c) It is the intention of the parties hereto to comply with any usury laws to the extent that any Schedule is determined to be subject such laws; accordingly, it is agreed that, notwithstanding any provisio the contrary in any Schedule or the Lease, in no event shall any Schedu require the payment or permit the collection of interest in excess of t maximum amount permitted by applicable law. If any such excess interes is contracted for, charged or received under any Schedule or the Lease, in the event that all of the principal balance shall be prepaid, so tha any of such circumstances the amount of interest contracted for, charge received under any Schedule or the Lease shall exceed the maximum amount of interest permitted by applicable law, then in such event (1) provisions of this paragraph shall govern and control, (2) neither Les nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the ext that it is in excess of the maximum amount of interest permitted by applicable law, (3) any such excess which may have been collected shall either applied as a credit against the then unpaid principal balance or refunded to Lessee, at the option of Lessee, and (4) the effective rat interest shall be automatically reduced to the maximum lawful contract allowed under applicable law as now or hereafter construed by the court having jurisdiction thereof. It is further agreed that without limitat the foregoing, all calculations of the rate of interest contracted for, or received under any Schedule or the Lease (the "Interest") which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading the Interest in equal parts during the period of the full Term. Notwithsta the foregoing, if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for Lessor to receive a greater interest per annum rate is presently allowed, Lessee agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest per annum rate allowed by the amended state law or the law of the United States of America (but not in excess of the interest rate contemplated hereunder)


XXIV.     EARLY TERMINATION:

     On or after the First Termination Date (specified in the applicabl Schedule), Lessee may, so long as no Material Lease Default then exists hereunder, from time to time (i) terminate this Agreement as to any Ite the Equipment (provided, however, that the aggregate original Capitaliz Lessor's Cost of all Items of the Equipment terminated pursuant to this clause (i) shall not exceed twenty (20) percent of the aggregate origin Capitalized Lessor's Cost of all Equipment described on all Schedules executed hereunder) which have not previously been terminated under thi clause (i), or (ii) terminate this Agreement as to all Items of the Equ then leased pursuant to an individual Schedule, as of a Rent Payment Da (the date of termination of this Agreement pursuant to this Section or otherwise being hereinafter referred to as the "Termination Date") upon least ninety (90) days' prior written notice to Lessor. In such notice shall specify whether Lessee elects to purchase the Item of the Equipme pursuant to Paragraph (b) hereof, or to cause the Item of the Equipment be sold to a third party pursuant to Paragraph (a) hereof.

     (a) If Lessee elects to cause the Item of the Equipment to be sol third party, Lessee shall, and Lessor may, solicit cash bids for the It the Equipment on an AS IS, WHERE IS BASIS, without recourse or warranty, express or implied, of any kind whatsoever ("AS IS BASIS"). or prior to the Termination Date, Lessee shall (i) certify to such affe Lessors any bids received by Lessee and the expiration date for such bi
(ii) pay to such affected Lessors an administrative fee of Three Thousa Dollars ($3,000.00) per notice of termination to be allocated pro rata them, and (iii) pay to Lessor (A) the Termination Value (calculated as the Termination Date) for the Equipment, and (B) all Rent and other sum due and unpaid as of the Termination Date with respect to the applicabl Item of the Equipment. Provided that all amounts due hereunder with respect to the applicable Item of the Equipment have been paid on the Termination Date, Lessor and Lessee shall sell the applicable Item of t Equipment on an AS IS BASIS for cash to the highest bidder and (within fifteen (15) Business Days after receipt of good collected funds) refun proceeds of such sale (net of any related out-of-pocket expenses) to Le Upon satisfaction of the conditions specified in this Paragraph (a), Le will transfer, on an AS IS BASIS all of Lessor's interest in and to the Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of such Equipment and other matters (except that Lessor shall warrant that it h conveyed whatever interest it received in the applicable Item of the Equipment free and clear of any liens or encumbrances created by, throu or under Lessor). Lessor shall execute and deliver to Lessee such Unif Commercial Code Statements of Termination as reasonably may be required in order to terminate any interest of Lessor in and to the app Item of the Equipment. If such sale is not consummated due to the faul the potential buyer, no termination shall occur and Lessor shall refund Termination Value (less any out-of-pocket expenses incurred by Lessor) Lessee within fifteen (15) Business Days of the expiration date set for the Lessee's certification of the bid related to such sale. Lessor sha conduct any such sale promptly and with the same consideration that Les would afford to the sale of its own assets. If any such sale is not consummated due to the fault of Lessor, then (i) the termination shall deemed to have occurred as of the expiration date set forth in Lessee's certification of the bid related to such sale, (ii) the Termination Val be repaid by Lessor to Lessee, and (iii) title to the applicable Equipm shall vest in Lessor.

     (b) If Lessee elects to purchase the applicable Item of the Equip on the Termination Date, Lessee shall pay to Lessor in cash the purchas price for the applicable Item of the Equipment, determined as hereinaft provided. The purchase price of the applicable Item of the Equipment s be an amount equal to the Termination Value (calculated as of the Termination Date) for the applicable Item of the Equipment, plus all sa taxes upon sale. Lessee shall also pay to Lessor all Rent and other su due and unpaid as of the Termination Date applicable to such Item of th Equipment. Upon satisfaction of the conditions specified in this Parag
(b), Lessor will transfer, on an AS IS BASIS all of Lessor's interest i to the applicable Item of the Equipment. Lessor shall not be required make and may specifically disclaim any representation or warranty as to condition of such Item of the Equipment and other matters (except that Lessor shall warrant that it has conveyed whatever interest it received applicable Item of the Equipment free and clear of any lien or encumbra created by, through or under Lessor). Lessor shall execute and deliver Lessee such Uniform Commercial Code Statements of Termination as reasonably may be required in order to terminate any interest of Lessor and to the applicable Item of the Equipment.

     As used herein, "Termination Value" shall mean the sum of the applicable Stipulated Loss Value plus the Make Whole Amount. For purposes hereof, "Make Whole Amount" shall mean a premium equal to the excess, if any, of (i) the aggregate present value as of the Terminatio of the sum of (A) the remaining scheduled Rent payments with respect to the applicable Item of the Equipment, plus (B) the full amount of the applicable Fixed Purchase Price with respect to the applicable Item of Equipment that but for termination of this Agreement would be payable o the last Rent Payment Date during the then applicable Basic Term or Renewal Term, discounted to the date of payment at the Reinvestment Rat over (ii) the aggregate present value as of the Termination Date of the of (A) the remaining scheduled Rent payments with respect to the applicable Item of the Equipment, plus (B) the full amount of the appli Fixed Purchase Price with respect to the applicable Item of the Equipme that but for termination of this Agreement would be payable on the last Rent Payment Date during the then applicable Basic Term or Renewal Term, discounted to the date of payment at the Assumed Interest Rate; provided, however, that if the Reinvestment Rate is equal to or higher the Assumed Interest Rate, the Make Whole Amount shall be zero. For purposes hereof, "Reinvestment Rate" shall mean the sum of (i) the Applicable Treasury Yield plus (ii) fifty (50) basis points. The term "Applicable Treasury Yield" at any time shall mean the yield to maturit United States Treasury Notes with a maturity equal to the remaining average life of the Term of the Lease as published in The Wall Street Journal two (2) Business Days prior to the Termination Date. If no maturity exactly corresponds to such remaining Term, the Applicable Treasury Yield shall be interpolated on a straight-line basis, utilizin yields for the two maturities which most closely correspond to the requ maturity. For purposes hereof, "Assumed Interest Rate" shall mean the of (i) the Base Index, plus (ii) one hundred seventy-five (175) basis p "Base Index" shall mean the five (5)-year Treasury Constant Maturities as published in The Wall Street Journal on the second Business Day immediately preceding the Lease Commencement Date.


XXV. END OF BASIC TERM LEASE OPTIONS:

     Provided that no Material Lease Default shall have occurred and be continuing, Lessee shall have the option, upon the expiration of the Ba Term of the applicable Schedule, to return, or to purchase, or to renew term of this Agreement with respect to, all (but not less than all) of Equipment leased under an individual Schedule executed hereunder upon the following terms and conditions.

     (a) Renewal. So long as Lessee shall not have exercised its opti return the Equipment pursuant to Paragraph (b) of this Section, nor exercised its purchase option pursuant to Paragraph (c) of this Section Lessee shall have the option, upon the expiration of the Basic Term of applicable Schedule, to renew the Agreement with respect to all, but no less than all, of the Equipment leased under an individual Schedule for renewal term specified in Paragraph B of the applicable Schedule (the "Renewal Term") at a monthly rental, payable in arrears on the Rent Payment Date, calculated as the product of the Capitalized Lessor's Cos the Equipment and the Basic Term Lease Rate Factor.

     (b) Return. So long as Lessee shall not have exercised its optio renew this Agreement pursuant to Paragraph (a) of this Section, nor exercised its purchase option pursuant to Paragraph (c) of this Section Lessee shall have the option, upon the expiration of the Basic Term of individual Schedule, to return all (but not less than all) of the Equip described on an individual Schedule, to Lessor upon the following terms and conditions: If Lessee desires to exercise this option, Lessee shal pay to Lessor on the last day of the term of this Agreement with respec the applicable individual Schedule, in addition to the scheduled Rent t due on such date and all other sums then due hereunder, a terminal rent adjustment amount equal to the Basic Term Fixed Purchase Price of such Equipment, and (ii) return the Equipment to Lessor in accordance with
Section XVI hereof. That portion of the terminal rental adjustment amo paid by Lessee to Lessor as is equal to the Basic Term Residual Risk Amount shall be held in escrow by Lessor and deposited in an interest-bearing account, invested in Permitted Investments (as such term is hereinafter defined). Thereafter, upon return of all of the Equipment described on the applicable Schedule, Lessor shall arrange for the commercially reasonable sale, scrap or other disposition of such Item o Equipment. Lessee fully shall cooperate with Lessor in consummating su sale, scrap, or other disposition of the Equipment. Such sale, scrap o disposition shall occur promptly and Lessor shall conduct such sale, sc or disposition with the same consideration that Lessor would afford to sale, scrap or disposition of such Item of its own assets. Upon satisf of the conditions specified in this Paragraph (b), Lessor and Lessee wi transfer to the purchaser(s), on an AS IS BASIS all of their interest i to the applicable Equipment. Lessor shall not be required to make and specifically disclaim any representation or warranty as to the conditio such Equipment and other matters (except that Lessor shall warrant that has conveyed whatever interest it received in such Equipment free and c of any liens or encumbrances created by, through or under Lessor). Les shall execute and deliver to Lessee such Uniform Commercial Code Statements of Termination as reasonably may be required in order to terminate any interest of Lessor in and to the applicable Equipment. Promptly following the sale, scrap or other disposition of an Item of t Equipment and receipt by Lessor in good collected funds of the sales proceeds, if any, with respect to such Item of the Equipment, (1) Lesso shall pay to Lessee from the escrow account an amount equal to the Basi Term Residual Risk Amount (as specified in the Schedule) of such Item o the Equipment (less all reasonable actual out-of-pocket costs, expenses fees incurred by Lessor, including storage, reasonable and necessary maintenance and other remarketing fees incurred in connection with the sale, scrap, or disposition of such Item of the Equipment); (2) Lessor pay from the escrow account all reasonable actual out-of-pocket costs, expenses and fees of Lessor, including storage, reasonable and necessar maintenance and other re-marketing fees incurred in connection with the sale, scrap, or disposition of such Item of the Equipment; and (3) any excess sales proceeds then remaining shall be held in escrow by Lessor deposited in an interest-bearing account, invested in Permitted Investm Promptly after the sale, scrap or other disposition of all of the Equip described on the applicable Schedule and receipt by Lessor in good collected funds of the sales proceeds with respect thereto, Lessor shal to Lessee an amount equal to all net proceeds, if any, of such sale, sc other disposition in excess of the Basic Term Residual Risk Amount of t Equipment already paid to Lessee, and Lessor will also pay to Lessee al interest earned on the amount held in escrow. As used herein, "Permit Investments" shall mean the following securities which shall mature wit thirty (30) days of the date of purchase:

          (i)  direct obligations of the United States of America; or

          (ii)  obligations fully guaranteed by the United States of Am

          (iii) certificates of deposit issued by, or bankers' accepta time deposits or a deposit account with, any bank, trust company or nat banking association incorporated or doing business under the laws of th United States of America or one of its States, having a combined capita and surplus not less than $100,000,000 and having a rating of "B" or be from the Keefe Bank Watch Service; or

          (iv) commercial paper rated A-1/P-1 by Standard & Poor's Corporation and Moody's Investors Service, Inc., respectively (or if ne such organization shall rate such commercial paper at any time, by any nationally recognized rating organization in the United States of Ameri equal to the highest rating assigned by such rating organization.

     (c) Purchase. So long as Lessee shall not have exercised its opt renew this Agreement pursuant to Paragraph (a) of this Section, nor exercised its option to return the Equipment pursuant to Paragraph (b) this Section, Lessee shall have the option, upon the expiration of the Term of each individual Schedule, to purchase all (but not less than al the Equipment described on such Schedule upon the following terms and conditions: If Lessee desires to exercise this option with respect to Equipment described on an individual Schedule, Lessee shall pay to Less on the last day of the Basic Term of this Agreement with respect to such individual Schedule, in addition to the scheduled Rent then due on such date and a other sums then due hereunder with respect to the Equipment described o the applicable Schedule, in cash the purchase price for the Equipment s purchased, determined as hereinafter provided. The purchase price of t Equipment shall be an amount equal to the Basic Term Fixed Purchase Price of such Equipment (as specified on such Schedule), plus all sales taxes and all other reasonable and documented out-of-pocket expenses incurred by Lessor in connection with such sale, including, without limitation, any such expenses incurred based on a notice from Lessee to Lessor that Lessee intended to return any such Items of Equipment. Upon satisfaction of the conditions specified in this Paragraph, Lessor will transfer, on an AS IS BASIS, all of Lessor's interest in and to the app Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of such Equipment and other matters (except that Lessor shall warrant that it h conveyed whatever interest it received in the Equipment free and clear any lien or encumbrance created by, through or under Lessor). Lessor s execute and deliver to Lessee such Uniform Commercial Code Statements of Termination as reasonably may be required in order to terminate any interest of Lessor in and to the applicable Equipment.

     (d) Notice of Election. Lessee shall give Lessor written notice election of the options specified in this Section not less than one hun fifty (150) days nor more than three hundred sixty-five (365) days befo the expiration of the Basic Term of an individual Schedule. Such elect shall be effective with respect to all Equipment described on the appli Schedule. If Lessee fails timely to provide such notice, without furth action Lessee automatically shall be deemed to have elected to renew th term of this Agreement pursuant to Paragraph (a) of this Section descri on the applicable Schedule.
XXVI.     END OF RENEWAL TERM LEASE OPTIONS.

     Provided that no Material Lease Default shall have occurred and be continuing, if Lessee exercised its option to renew this Agreement purs to Section XXV, then Lessee shall have the option, upon the expiration the Renewal Term of each Schedule, to return, or to purchase, or to ext the term of this Agreement with respect to, all (but not less than all) Equipment leased under an individual Schedule upon the following terms and conditions.

     (a) Extension. So long as Lessee shall not have exercised its op return the Equipment described on an individual Schedule pursuant to Paragraph (b) of this Section, nor exercised its purchase option pursua Paragraph (c) of this Section, Lessee shall have the option, upon the expiration of the Renewal Term, to extend the Agreement with respect to all, but not less than all, of the Equipment described on an individual Schedule for an additional term of twelve (12) months (the "Extension Term") at a monthly rental to be paid in arrears on the same day of eac month on which the prior Renewal Term Rent installment was paid (except that the last installment shall be paid on the last day of the Extensio and calculated so as to amortize the Renewal Term Fixed Purchase Price such Equipment described on an individual Schedule over the Extension Term, together with interest thereon at a rate per annum equal to two hundred fifty (250) basis points over the then current yield to maturit U.S. Treasury Notes having a one year maturity, in twelve (12) equal monthly installments. At the end of the Extension Term, provided that Lessee is not then in default under this Agreement or any other agreeme between Lessor and Lessee, Lessee shall purchase all, and not less than of such Equipment described on an individual Schedule for $1.00 cash, together with all rent and other sums then due on such date, plus all s taxes and all other reasonable and documented out-of-pocket expenses incurred by Lessor in connection with such transfer. Upon satisfaction the conditions specified in this Paragraph (a), Lessor will transfer, o IS BASIS, all of Lessor's interest in and to the applicable Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Equipment and any other matters (except that Lessor shall warrant that it has conveyed whatever interest it received in the Equipment free and clear of any li encumbrance created by, through or under Lessor). Lessor shall execute and deliver to Lessee such Uniform Commercial Code Statements of Termination as reasonably may be required in order to terminate any interest of Lessor in and to the applicable Equipment.

     (b) Return. So long as Lessee shall not have exercised its exten option pursuant to Paragraph (a) of this Section, nor exercised its pur option pursuant to Paragraph (c) of this Section, Lessee shall have the option, upon the expiration of the Renewal Term of an individual Schedu to return all (but not less than all) of the Equipment described on an individual Schedule, to Lessor upon the following terms and conditions:
Lessee desires to exercise this option, Lessee shall (i) pay to Lessor last day of the Renewal Term of this Agreement with respect to the applicable individual Schedule, in addition to the scheduled Rent then on such date and all other sums then due hereunder, a terminal rental adjustment amount equal to the Renewal Term Fixed Purchase Price of such Equipment, and (ii) return the Equipment to Lessor in accordance w
Section XVI hereof. That portion of the terminal rental adjustment amo paid by Lessee to Lessor as is equal to the Renewal Term Residual Risk Amount shall be held in escrow by Lessor and deposited in an interest-bearing account, invested in Permitted Investments. Thereafter, upon re of all of the Equipment described on the applicable Schedule, Lessor sh arrange for the commercially reasonable sale, scrap or other dispositio such Equipment. Lessee fully shall cooperate with Lessor in consummati such sale, scrap, or other disposition of the Equipment. Such sale, sc disposition shall occur promptly and Lessor shall conduct such sale, sc or disposition with the same consideration that the Lessor would afford the sale, scrap or disposition of its own assets. Upon satisfaction of conditions specified in this Paragraph (b), Lessor and Lessee will tran the purchaser(s) on an AS IS BASIS all of Lessor's interest in and to t applicable Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the conditio such Equipment and other matters (except that Lessor shall warrant that has conveyed whatever interest it received in such Equipment free and c of any liens or encumbrances created by, through or under Lessor). Les shall execute and deliver to Lessee such Uniform Commercial Code Statements of Termination as reasonably may be required in order to terminate any interest of Lessor in and to the applicable Equipment. Promptly following the sale, scrap or other disposition of an Item of t Equipment and receipt by Lessor in good collected funds of the sales proceeds, if any, with respect to such Item of the Equipment: (1) Less shall pay to Lessee from the escrow account an amount equal to the Renewal Term Residual Risk Amount (as specified in the Schedule) of suc Item of the Equipment (less all reasonable actual out-of-pocket costs, expenses and fees, including storage, reasonable and necessary maintena and other remarketing fees incurred in connection with the sale, scrap, disposition of such Item of the Equipment); (2) Lessor shall pay from t escrow account all reasonable actual out-of-pocket costs, expenses and of Lessor, including storage, reasonable and necessary maintenance and other re-marketing fees incurred in connection with the sale, scrap, or disposition of such Item of the Equipment; and (3) any excess sales proceeds then remaining shall be held in escrow by Lessor and deposited an interest-bearing account, invested in Permitted Investments. Prompt after the sale, scrap or other disposition of all of the Equipment desc on the applicable Schedule and receipt by Lessor in good collected fund the sales proceeds with respect thereto, Lessor shall pay to Lessee an amount equal to all of that portion of the net proceeds, if any, of suc scrap or other disposition in excess of the Renewal Term Residual Risk Amount of the Equipment already paid to Lessee up to the Renewal Term Fixed Purchase Price of the applicable Equipment, plus fifty (50) perce all net proceeds, if any, of such sale, scrap or other disposition in e the Renewal Term Fixed Purchase Price of all of the applicable Equipmen and Lessor will also pay to Lessee interest earned on the amount held i escrow attributable to that portion of the escrowed amount distributed Lessee.

     (c) Purchase. So long as Lessee shall not have exercised its ext option pursuant to Paragraph (a) of this Section, nor exercised its opt return the Equipment pursuant to Paragraph (b) of this Section, Lessee have the option, upon the expiration of the Renewal Term of each individual Schedule, to purchase all (but not less than all) of the Equ described on such Schedule upon the following terms and conditions: If Lessee desires to exercise this option with respect to the Equipment described on an individual Schedule, Lessee shall pay to Lessor on the day of the Renewal Term of this Agreement with respect to such individu Schedule, in addition to the scheduled Rent then due on such date and a other sums then due hereunder with respect to the Equipment described o the applicable Schedule, in cash the purchase price for the Equipment s purchased, determined as hereinafter provided. The purchase price of t Equipment shall be an amount equal to the Renewal Term Fixed Purchase Price of such Equipment (as specified on such Schedule), plus all sales taxes and all other reasonable and documented expenses incurred by Less in connection with such sale, including, without limitation, any such expenses incurred based on a notice from Lessee to Lessor that Lessee intended to return any such Items of Equipment. Upon satisfaction of th conditions specified in this Paragraph (c), Lessor will transfer, on an BASIS, all of Lessor's interest in and to the applicable Equipment. Les shall not be required to make and may specifically disclaim any representation or warranty as to the condition of such Equipment and ot matters (except that Lessor shall warrant that it has conveyed whatever interest it received in the Equipment free and clear of any lien or encumbrance created by, through or under Lessor). Lessor shall execute and deliver to Lessee such Uniform Commercial Code Statements of Termination as reasonably may be required in order to terminate any interest of Lessor in and to the applicable Equipment.

     (d) Notice of Election. Lessee shall give Lessor written notice election of the options specified in this Section not less than one hun fifty (150) days nor more than three hundred sixty-five (365) days befo the expiration of the Renewal Term of each individual Schedule. Such election shall be effective with respect to all Equipment described on Schedule. If Lessee fails timely to provide such notice, without furth action Lessee automatically shall be deemed to have elected to purchase Equipment described on an individual Schedule pursuant to Paragraph (c) of this Section.


XXVII.    MISCELLANEOUS:

     (a)  LESSEE HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS
TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED
UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS
LEASE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS
BETWEEN LESSEE AND LESSOR RELATING TO THE SUBJECT
MATTER OF THIS TRANSACTION OR ANY RELATED
TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING
ESTABLISHED BETWEEN LESSEE AND LESSOR. The scope of this waiver is intended to be all encompassing of any and all disputes that be filed in any court (including, without limitation, contract claims, claims, breach of duty claims, and all other common law and statutory claims). THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY
NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE
WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS,
RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS LEASE,
ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS
OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY
RELATED TRANSACTION. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

     (b) Any cancellation or termination by Lessor, pursuant to the pr of this Agreement, any Schedule, supplement or amendment hereto, or the lease of any Equipment hereunder, shall not release Lessee from any oth then outstanding obligations to Lessor hereunder.

     (c) Time is of the essence of this Agreement. Lessor's failure a time to require strict performance by Lessee of any of the provisions h shall not waive or diminish Lessor's right thereafter to demand strict compliance therewith.

     (d) Each of the parties agrees, upon request of the other party, execute any instrument reasonably necessary or expedient for filing, recording or perfecting the interest of the parties hereunder.

     (e) All notices required to be given hereunder shall be in writin personally delivered, delivered by overnight courier service, sent by facsimile transmission (with confirmation of receipt), or sent by certi mail, return receipt requested, addressed to the other party at its res address stated above or at such other address as such party shall from to time designate in writing to the other party; and shall be effective the date of receipt.

     (f) This Agreement and any Schedule and Annexes thereto, constitu the entire agreement of the parties with respect to the subject matter NO VARIATION OR MODIFICATION OF THIS AGREEMENT OR
ANY WAIVER OF ANY OF ITS PROVISIONS OR CONDITIONS,
SHALL BE VALID UNLESS IN WRITING AND SIGNED BY AN
AUTHORIZED REPRESENTATIVE OF THE PARTIES HERETO. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the exte prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisio any other jurisdiction.

     (g) The representations, warranties and covenants of Lessee herei be deemed to survive the closing hereunder. Lessor's obligations to ac and lease specific Items of Equipment shall be conditioned upon Lessee providing to Lessor such information with respect to Lessee's financial condition as Lessor may require, and Lessor being satisfied that there have been no material adverse change in the business or financial condi of Lessee from the date of execution hereof. The obligations of Lessee under Sections III, XVI and XX which accrue during the term of this Agreement and obligations which by their express terms survive the termination of this Agreement, shall survive the termination of this Agreement.

     (h) In case of a failure of Lessee to comply with any provision o Agreement, Lessor shall have the right, but shall not be obligated to, such compliance, in whole or in part; and all moneys spent and expenses and obligations incurred or assumed by Lessor in effecting such complia shall constitute additional rent due to Lessor within five (5) days aft date Lessor sends notice to Lessee requesting payment and providing reasonable details. Lessor's effecting such compliance shall not be a of Lessee's default.

     (i) Any Rent not paid when due hereunder and which remains unpaid for more than ten (10) days, or any other amount not paid to Lessor whe due hereunder, shall bear interest, both before and after any judgment termination hereof, at the lesser of twelve percent (12%) per annum or maximum rate allowed by law (the "Late Charge Rate").

     (j) Any provisions in this Agreement and any Schedule which are i conflict with any statute, law or applicable rule shall be deemed omitt modified or altered to conform thereto.

     (k) Lessor represents and covenants to Lessee that Lessor has ful authority to enter into this Agreement and that, conditioned upon Lesse performing all of the covenants and conditions hereof, as to claims of Lessor or persons claiming under Lessor, Lessee shall peaceably and quietly hold, possess and use the Equipment during the term of this Agreement, subject to the terms and provisions hereof.

     (l) The Operative Documents are confidential documents among the parties thereto and, for a period of seven (7) years from the date here each party (the "Relevant Party") agrees to use its best efforts (i.e., accordance with procedures adopted by such Relevant Party in good faith protect confidential information of third parties delivered to such Rel Party) to keep the same confidential and not disclose the Operative Documents to any third party without the prior written consent of Lesso IBM and Guarantor; provided that nothing herein shall be deemed to prevent any such disclosure by the Relevant Party:

          (i)  to its auditors or attorneys;

          (ii) to any other persons requiring access to such informatio connection with the normal business operations of such Relevant Party (including portfolio review and analysis), and such Relevant Party shal responsible for such person acting in compliance herewith;

          (iii)     to (or as required by) any regulatory authorities;

          (iv) in connection with the enforcement or attempted enforcem any of the Operative Documents;

          (v) to any person expressing an interest in acquiring, direc indirectly, the Relevant Party's interest in the Operative Documents (a who agrees to be bound by the provisions of this Paragraph (l)); or

          (vi) as required by any subpoena or civil investigative deman applicable law or governmental authority.


XXVIII.   CHOICE OF LAW; JURISDICTION:

     THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF
THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE
INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT
REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH
STATE), INCLUDING ALL MATTERS OF CONSTRUCTION,
VALIDITY AND PERFORMANCE, REGARDLESS OF THE
LOCATION OF THE EQUIPMENT. The parties agree that any action or proceeding arising out of or relating to this Agreement may be commence in the United States District Court for the Southern District of New Yo

XXIX.     CHATTEL PAPER:

     To the extent that any Schedule would constitute chattel paper, a term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest therein may be created th the transfer or possession of this Lease in and of itself without the t or possession of the original of a Schedule executed pursuant to this L and incorporating this Agreement by reference; and no security interest this Agreement and a Schedule may be created by the transfer or possess of any counterpart of the Equipment Schedule other than the original thereof, which shall be identified as the document marked "Original" an all other counterparts shall be marked "Duplicate".


XXX. SCOPE OF LIABILITY:

     Notwithstanding any other provision of this Agreement or any other Operative Documents executed in connection herewith (expressly exceptin the Guaranty), there shall be no recourse against Lessee or any of its partners, officers or employees, for any liability to Lessor or any Par arising in connection with any breach or default under this Agreement, except to the extent the same is enforced against the Equipment and any proceeds thereof (including, without limitation, insurance proceeds thereof); and Lessor and the Participants shall look solely to the Equi and any proceeds thereof (including, without limitation, insurance proc thereof) in enforcing rights and obligations under and in connection wi this Agreement and the other Operative Documents (expressly excepting the Guaranty); provided that the foregoing provisions of this Section X shall not (i) constitute a waiver, release or discharge of any of Lesse obligations hereunder, or of any of the terms, covenants, conditions or provisions of this Agreement or the other Operative Documents, or (ii) or restrict the right of Lessor to name Lessee as a defendant in any ac suit for a judicial foreclosure or for the exercise of any other remedy or with respect to this Agreement, so long as no judgment in the nature deficiency judgment shall be enforced against Lessee or any of its part officers or employees out of any property, assets or funds other than t Equipment and any proceeds thereof (including, without limitation, insurance proceeds thereof).




        [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]
IN WITNESS WHEREOF, Lessee and Lessor have caused this Master
Lease Agreement to be executed by their duly authorized representatives of the date first above written.

LESSOR:                                 LESSEE:

GENERAL ELECTRIC CAPITAL CORPORATION,   MICRUS, a New York general part

FOR ITSELF AND AS AGENT FOR
CERTAIN PARTICIPANTS                    By:  CIREL INC.,
                                        General Partner


By:                                     By:
Name:                                        Name:
Title:                                       Title:


                                        By:  MICRUS HOLDINGS, INC.,
                                        General Partner


                                        By:
                                        Name:


                        CORPORATE GUARANTY


                                              Date: June 24, 1996

General Electric Capital Corporation,
For Itself and as Agent for
Certain Participants
303 International Circle
Suite 300
Hunt Valley, Maryland  21031

     To induce you to enter into that certain Master Lease Agreement da as of the date hereof, as now or hereafter amended (the "Agreement"), and/or any Schedules or other documents or instruments evidencing or relating to, any lease, loan, extension of credit or other financial accommodation made pursuant to the Agreement (collectively "Account Documents" and each an "Account Document") to MICRUS, a general partnership organized and existing under the laws of the State of New Y ("Customer"), but without in any way binding you to do so, the undersigned, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged ("Guarantor"), does hereby:

     (a) agree to pay to you, for the period from and including each applicable Lease Commencement Date to each applicable Basic Term Commencement Date (the "Interim Period"), interim rent for each Item of the Equipment, calculated as the product of the Interest Rate times the Funding Amount with respect to such Item (as specified on the Equipment Schedule) divided by three hundred sixty (360), multiplied by the numbe of days in the Interim Period. As used herein, "Interest Rate" shall m that percentage per annum calculated as the sum of one hundred (100) ba points plus the LIBOR Rate redetermined monthly. As used herein, "LIBOR Rate" shall mean, with respect to the Interim Period, an intere rate per annum (rounded upward to the next higher whole multiple of 1/16th percent if such rate is not such a multiple), equal at all times the Interim Period to the quotient of (1) the rate per annum (rounded upward to the next higher whole multiple of 1/16th percent if such rate not such a multiple) as determined on the basis of the average of the r offered by a majority of the banks in the London interbank market for deposits in U.S. Dollars for thirty (30) days, to the extent the rates by these banks appear in The Wall Street Journal on the third Business next preceding the Lease Commencement Date, redetermined monthly on the last Business Day of each calendar month thereafter), divided by (2 number equal to 1.00 minus the aggregate (without duplication) of the r (expressed as a decimal fraction) of the LIBOR Reserve Requirements current on the Business Day next preceding the Lease Commencement
Date. As used herein, "LIBOR Reserve Requirements" means, for the Interim Period, the maximum reserves (whether basic, supplemental, marginal, emergency or otherwise) prescribed by the Board of Governors the Federal Reserve System (or any successor) with respect to liabiliti assets consisting of or including "Eurocurrency liabilities" (as define Regulation D of the Board of Governors of the Federal Reserve System) having a term equal to the Interim Period. Interim rent shall be paid by wire transfer of immediately available funds to you at: Bankers Tru New York, New York, New York 10006, Account No. 50-202-962, ABA
No. 021-001-033, or to such other account as you may direct in writing; shall be effective upon receipt. Such interim rent shall be due on the of: (x) the applicable Basic Term Commencement Date, or (y) November 30, 1996; provided, however, that if such date is not a Business Day, t interim rent otherwise due on such date shall be payable on the immedia preceding Business Day. Notwithstanding the foregoing, if Lessee does execute and deliver to you a Certificate of Acceptance with respect to the Items of the Equipment listed on a Schedule within sixty (60) days the applicable Lease Commencement Date (the "Expiration Date"), then th Interim Period shall expire on the Expiration Date and Guarantor shall to you on the Expiration Date the interim rent then due plus the Capita Lessor's Cost then having been paid by you with respect to all of the I of the Equipment listed on the Schedule. Upon receipt of such payment, long as no Lease Default shall then have occurred and be continuing, yo will transfer to Guarantor, on an AS IS BASIS, all your interest in and the applicable Items of the Equipment. You shall not be required to ma and may specifically disclaim any representation or warranty as to the condition of the Items of the Equipment and any other matters (except t you shall warrant that you have conveyed whatever interest you received the Items of the Equipment free and clear of any lien or encumbrance created by, through or under you). You shall execute and deliver to Guarantor such Uniform Commercial Code Statements of Termination as reasonably may be required in order to terminate your interest in and t applicable Items of the Equipment. Capitalized terms used herein witho definition shall have the meaning given them in the Account Documents; and

     (b) guarantee to you, your successors and assigns, the due regula punctual payment of any sum or sums of money which the Customer may owe to you now or at any time hereafter pursuant to or evidenced by an Account Document, and whether it represents principal, interest, rent, charges, indemnities, an original balance, an accelerated balance, liqu damages, a balance reduced by partial payment, a deficiency after sale other disposition of any leased equipment, collateral or security, or a other type of sum of any kind whatsoever that the Customer may owe to you now or at any time hereafter pursuant to or evidenced by an Account Document, and does hereby further guarantee to you, your successors and assigns, the due, regular and punctual performance of any other duty or obligation of any kind or character whatsoever that the Customer may ow to you now or at any time hereafter in connection with or pursuant to t Account Documents (all such payment and performance obligations being collectively referred to as "Obligations"). Undersigned does hereby fu guarantee to pay upon demand all losses, costs, attorneys' fees and exp which may be suffered by you by reason of Customer's default or default the undersigned.

     1. This Guaranty is a guaranty of prompt payment and performance (and not merely a guaranty of collection). Nothing herein shall requir to first seek or exhaust any remedy against the Customer, its successor assigns, or any other person obligated with respect to the Obligations, first foreclose, exhaust or otherwise proceed against any leased equipm collateral or security which may be given in connection with the Obligations. It is agreed that you may, upon any breach or default of Customer, or at any time thereafter, make demand upon the undersigned and receive payment and performance of the Obligations, with or without notice or demand for payment or performance by the Customer, its successors or assigns, or any other person. Suit may be brought and maintained against the undersigned at your election, without joinder of Customer or any other person as parties thereto. The obligations of ea signatory to this Guaranty shall be joint and several.

     2. The undersigned agrees that its obligations under this Guaran be primary, absolute, continuing and unconditional, irrespective of and unaffected by any of the following actions or circumstances (regardless any notice to or consent of the undersigned): (a) the genuineness, vali regularity and enforceability of the Account Documents or any other document; (b) any extension, renewal, amendment, change, waiver or othe modification of the Account Documents or any other document; (c) the absence of, or delay in, any action to enforce the Account Documents, t Guaranty or any other documents; (d) your failure or delay in obtaining other guaranty of the Obligations (including without limitation, your f to obtain the signature of any other guarantor hereunder); (e) the rele extension of time for payment or performance by or any other indulgence granted to the Customer or any other person with respect to the Obligat by operation of law or otherwise; (f) the existence, value, condition, subordination or release (with or without substitution) of or failure t title to or perfect and maintain a security interest in, or the time, p manner of any sale or other disposition of any leased equipment, collat or security given in connection with the Obligations, or any other impairment (whether intentional or negligent, by operation of law or otherwise) of the rights of the undersigned; (g) the Customer's volunta involuntary bankruptcy, assignment for the benefit of creditors, reorganization, or similar proceedings affecting the Customer or any of assets; or (h) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or gua

     3. This Guaranty may be terminated upon delivery to you (at your address shown above) of a written termination notice from the undersign However, as to all Obligations (whether matured, unmatured, absolute, contingent or otherwise) incurred by the Customer prior to your receipt such written termination notice (and regardless of any subsequent amendment, extension or other modification which may be made with respect to such Obligations), this Guaranty shall nevertheless continue remain undischarged until all such Obligations are indefeasibly paid an performed in full.

     4. The undersigned agrees that this Guaranty shall remain in ful and effect or be reinstated (as the case may be) if at any time payment performance of any of the Obligations (or any part thereof) is rescinde reduced or must otherwise be restored or returned by you, all as though such payment or performance had not been made. If, by reason of any bankruptcy, insolvency or similar laws affecting the rights of creditor shall be prohibited from exercising any of your rights or remedies agai the Customer or any other person or against any property, then, as betw you and the undersigned, such prohibition shall be of no force and effe and you shall have the right to make demand upon, and receive payment from, the undersigned of all amounts and other sums that would be due t you upon a default with respect to the Obligations.

     5.   The undersigned covenants and agrees that:  (a) it will provi
Lessor: (1) within ninety (90) days after the end of each of its fisca its balance sheet and related statement of income and statement of cash flows of Guarantor, prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), all in reasonable detail and certified by independent certified public accountants of recognized standing selected by the undersigned; (2) within sixty (60) after the end of each quarter of its fiscal year, its balance sheet and statement of income and statement of cash flows for such quarter, inter prepared in accordance with GAAP and certified by its chief financial officer; and (3) within thirty (30) days after the date on which they a all regular periodic reports, forms and other filings required to be ma the undersigned to the Securities and Exchange Commission, including (without limitation) Forms 8K, 10K and 10Q; and (b) it will promptly execute and deliver to you such further documents, instruments and assurances and take such further action as you from time to time reason may request in order to carry out the intent and purpose of this Guaran and to establish and protect the rights and remedies created or intende be created in your favor hereunder.

     6. The undersigned shall be deemed to be in default hereunder ("Default") if: (a) it shall fail to perform or observe any covenant, condition or agreement to be performed or observed by it hereunder and such failure shall continue unremedied for a period of thirty (30) days the earlier of the actual knowledge of Guarantor or written notice ther the undersigned by you; or (b) it shall (1) be generally not paying its as they become due, (2) take action for the purpose of invoking the protection of any bankruptcy or insolvency law, or any such law is invo against or with respect to it or its property, and such petition filed is not dismissed within sixty (60) days; or (c) there is an anticipator repudiation of its obligations pursuant to this Guaranty; or (d) any certificate, statement, representation, warranty or audit contained her heretofore or hereafter furnished with respect to this Guaranty by or o behalf of the undersigned proving to have been false in any material re at the time as of which the facts therein set forth were stated or cert having omitted any substantial contingent or unliquidated liability or against it; or (e) it shall be in default under any obligation for an a excess of $1,000,000.00 for borrowed money, for the deferred purchase price of property or any lease agreement, and the creditor thereunder s have declared such obligation to be accelerated; or (f) the corporate existence of the undersigned is terminated and its obligations in conne with this Guaranty are not assumed by a successor in interest reasonabl satisfactory to you; or (g) as a result of or in connection with a mate change in the ownership of the capital stock of the undersigned and the to worth ratio of the undersigned equals or exceeds twice its debt to w ratio as of the date of this Guaranty, without your prior written conse used herein, "debt to worth ratio" shall mean the ratio of (1) total li which, in accordance with GAAP, would be included in the liability side a balance sheet, to (2) tangible net worth including the sum of the par stated value of all outstanding capital stock, surplus and undivided pr less any amounts attributable to good will, patents, copyrights, mailin catalogs, trademarks, bond discount and underwriting expenses, organization expenses and other intangibles, all as determined in accordance with GAAP. Notwithstanding the foregoing, the events specified in sub-parts (c), (f) and (g) of this Section 6 shall not con Default hereunder if, prior to the occurrence of the events specified i of such sub-parts, Guarantor delivers or causes to be delivered to you irrevocable stand-by letter of credit ("Letter of Credit") which shall in an amount equal to the then Stipulated Loss Value of the Equipment, issued by a bank which is acceptable to you in your sole discretion, (y substantially in the form of Exhibit A attached hereto (or in such othe as may be acceptable to you in your sole discretion), and (z) for an in term of one (1) year with automatic annual renewals thereafter (without amendment except for extension of the then-current expiration date by a additional year). You shall have the right, with or without notice to demand upon Guarantor, to draw upon the Letter of Credit by presenting the issuer one or more sight drafts and any other necessary documents, to receive (in a lump sum or in several sums from time to time at your discretion) and retain an amount not to exceed, in the aggregate, that available under the Letter of Credit, as and to the extent you otherwis would have been able to demand payment or performance by the undersigned pursuant to this Guaranty. Once all obligations of Custome pursuant to the Account Documents have been indefeasibly paid and performed in full, you shall release the Letter of Credit and provide Guarantor with written notice to that effect or, if you have then drawn the Letter of Credit, any remaining excess proceeds from the drawing un the Letter of Credit shall be remitted by you to Guarantor. In any eve undersigned shall remain liable under this Guaranty for any deficiency. Guarantor is required to provide the Letter of Credit hereunder and fai do so, then upon your demand, Guarantor shall pay to you the then Stipulated Loss Value of the Equipment.

     7. Upon a Default hereunder, you may, at your option, declare th Guaranty to be in default by written notice to the undersigned (without election of remedies), and at any time thereafter, may do any one or mo of the following, all of which are hereby authorized by the undersigned

     A. sue for and recover all damages then or thereafter incurred by a result of such Default; and/or

     B. seek specific performance of the obligations of the undersigne hereunder.

     In addition, the undersigned shall be liable for all reasonable at fees and other costs and expenses incurred by reason of any Default or exercise of your remedies hereunder and/or under the Account Document. No right or remedy referred to herein is intended to be exclusive, but shall be cumulative, and shall be in addition to any other remedy refer above or otherwise available at law or in equity, and may be exercised concurrently or separately from time to time.

     8. Notice of acceptance of this Guaranty and of any default by t Customer or any other person is hereby waived. Presentment, protest, demand, and notice of protest, demand and dishonor of any of the Obligations, and the exercise of possessory, collection or other remedi the Obligations, are hereby waived. The undersigned warrants that it h adequate means to obtain from the Customer on a continuing basis financ data and other information regarding the Customer and is not relying up you to provide any such data or other information. Without limiting th foregoing, notice of adverse change in the Customer's financial conditi of any other fact which might materially increase the risk of the undersigned is also waived. All settlements, compromises, accounts sta and agreed balances made in good faith between the Customer, its successors or assigns, and you shall be binding upon and shall not affe liability of the undersigned.

     9. Payment of all amounts now or hereafter owed to the undersign the Customer or any other obligor for any of the Obligations is hereby subordinated in right of payment to the indefeasible payment in full to of all Obligations and is hereby assigned to you as security therefor. undersigned hereby irrevocably and unconditionally waives and relinquishes all statutory, contractual, common law, equitable and all claims against the Customer and any other obligor for any of the Obligations, any collateral therefor, or any other assets of the Custom any such other obligor, for subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect of s paid or payable to you by the undersigned hereunder, and the undersigne hereby further irrevocably and unconditionally waives and relinquishes and all other benefits which it might otherwise directly or indirectly or be entitled to receive by reason of any amounts paid by, or collecte due from, it, the Customer or any other obligor for any of the Obligati or realized from any of their respective assets for any of the Obligati

     10.  (a) THE UNDERSIGNED HEREBY UNCONDITIONALLY
WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE
OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR
INDIRECTLY, THIS GUARANTY, THE OBLIGATIONS
GUARANTEED HEREBY, ANY OF THE RELATED DOCUMENTS,
ANY DEALINGS BETWEEN US RELATING TO THE SUBJECT
MATTER HEREOF OR THEREOF, AND/OR THE RELATIONSHIP
THAT IS BEING ESTABLISHED BETWEEN US. The scope of this waiver is intended to be all encompassing of any and all disputes that be filed in any court (including, without limitation, contract claims, claims, breach of duty claims, and all other common law and statutory claims). THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY
NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SHALL
APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS,
SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY, THE
OBLIGATIONS GUARANTEED HEREBY, OR ANY RELATED
DOCUMENTS. In the event of litigation this Guaranty may be filed as a written consent to a trial by the court.

     (b) As used in this Guaranty, the word "person" shall include any individual, corporation, partnership, joint venture, association, joint company, trust, unincorporated organization, or any government or any political subdivision thereof.

     (c) This Guaranty is intended by the parties as a final expressio guaranty of the undersigned and is also intended as a complete and exclusive statement of the terms thereof. No course of dealing, course performance or trade usage, nor any paid evidence of any kind, shall be used to supplement or modify any of the terms hereof. There are no conditions to the full effectiveness of this Guaranty. This Guaranty a each of its provisions may only be waived, modified, varied, released, terminated or surrendered, in whole or in part, by a duly authorized wr instrument signed by you. No failure by you to exercise your rights hereunder shall give rise to any estoppel against you, or excuse the undersigned from performing hereunder. Your waiver of any right to demand performance hereunder shall not be a waiver of any subsequent or other right to demand performance hereunder.

     (d) This Guaranty shall bind the undersigned's successors and ass and the benefits thereof shall extend to and include your successors an assigns. In the event of default hereunder, you may at any time inspec undersigned's records, or at your option, undersigned shall furnish you a current independent audit report.

     (e)  THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF
THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE
INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT
REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH
STATE), INCLUDING ALL MATTERS OF CONSTRUCTION,
VALIDITY AND PERFORMANCE. The parties agree that any action or proceeding arising out of or relating to this Agreement may be commence in the United States District Court for the Southern District of New Yo If any provisions of this Guaranty are in conflict with any applicable rule or law, then such provisions shall be deemed null and void to the that they may conflict therewith, but without invalidating any other provisions hereof.

     (f) All notices required to be given hereunder shall be deemed adequately given if sent by certified mail to the addressee at its addr stated herein, or at such other place as such addressee may have design in writing.

     (g) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability witho invalidating the remaining provisions hereof, and any such prohibition unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     (h) Each signatory on behalf of a corporate guarantor warrants th had authority to sign on behalf of such corporation and by so signing, bind said guarantor corporation hereunder.

        [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Guaranty is executed the day and year above written.

ATTEST:                            CIRRUS LOGIC, INC.



                                           By:
Secretary/Assistant Secretary              Name:
                                           Title:


                                             3100 West Warren Avenue
                                             Fremont, California  94538